Exhibit 99.1

PRESS RELEASE
7/29/26
Carlisle Companies Reports Second Quarter Results
SCOTTSDALE, ARIZONA, July 29, 2026 - Carlisle Companies Incorporated (NYSE:CSL) today announced its second quarter 2026 financial results.
•Record revenue of $1.6 billion, up 8% year-over-year
•Record diluted EPS of $6.36 and record adj. EPS of $7.03, up 12% year-over-year
•Operating margin of 22.4% and adj. EBITDA margin of 26.2%
•Repurchased $250 million of shares, increasing share repurchase target to $1.2 billion for 2026
•Increasing FY 2026 revenue outlook to mid-single-digit growth with flat adj. EBITDA margin
Comments from Chris Koch, Chair, President and Chief Executive Officer
"Our record second quarter results reflect the Carlisle team's relentless focus on execution and operational discipline in a challenging macroeconomic environment. We delivered record revenue of $1.6 billion, up 8% year-over-year, and record adjusted EPS of $7.03, up 12%. Our teams drove above-market growth in both CCM and CWT through continued execution of our strategic growth initiatives. We focused on the factors within our control: swift pricing actions, disciplined cost management, and continued progress on innovation. We remain committed to advancing our Vision 2030 strategy through organic growth, bolt-on acquisitions, margin expansion, increased free cash flow, and disciplined capital allocation.
"Our record revenue was driven by above-market volume growth from continued execution of strategic initiatives, solid re-roofing demand, and customer pre-buying activity ahead of announced price increases. Our margin performance remained resilient despite continued market headwinds, reflecting the benefits of our operational efficiency initiatives and our unwavering commitment to operational excellence. Adjusted EBITDA margin was 30.7% at CCM and 19.0% at CWT, each in line with our expectations, even as elevated input costs outpaced pricing realization during the quarter. Notably, CWT's adjusted EBITDA margin improved 380 basis points compared to the prior quarter, aided by our investments in automation, manufacturing consolidation, and the expansion of in-house expanded polystyrene resin capacity, which all continued to gain traction.
"The most significant, and well-understood, external challenge in the quarter was the rapid rise in petroleum-derived raw material and freight costs driven by the conflict in the Middle East. We acted decisively to recover our costs through freight surcharges and broad-based price increases across CCM and CWT, implemented in April and July, with a third increase taking effect in August. As we have experienced in prior raw material inflationary cycles, pricing realization typically lags cost inflation, and we expect the benefit of our pricing actions to build through the second half of 2026 and into 2027.
"We also continued to advance our innovation pipeline to support our Vision 2030 objectives. We have launched roughly half of our planned new products for 2026, highlighted by the first commercial shipment of our award-winning ThermaThin 7 polyiso insulation. ThermaThin 7 enables thinner roof assemblies, lower freight costs from fewer truckloads, and superior cold weather thermal performance. We remain on track to introduce the balance of this year's new products and continue to invest in our research and innovation center to support long-term growth.
"Our strong balance sheet continues to support our balanced and disciplined approach to capital allocation. During the quarter, we repurchased $250 million of shares, and we have increased our full-year target for repurchases to $1.2 billion. Our M&A framework remains unchanged: disciplined, synergistic building envelope acquisitions that enhance our systems offering, increase content per square foot, and meet our strict returns criteria.
"Based on our first-half performance, continued momentum in our strategic growth initiatives, and the pricing actions we have taken, we are raising our full-year 2026 revenue outlook to mid-single-digit growth with flat adjusted EBITDA margin. This outlook reflects disciplined execution, partial recovery of higher raw material and freight costs, and easier comparisons. It does not assume a near-term recovery in new construction markets. With the strength of our imperative business model, resilient re-roofing demand, and our leadership position in North America, we remain confident in our path to $40 of adjusted EPS and 25%-plus ROIC under Vision 2030."
Second Quarter 2026 Financial Summary

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2026	2025	Change %	2026	2025	Change %
Revenues	$1,570.3	$1,449.5	8%	$2,622.4	$2,545.3	3%
Operating income	352.5	335.0	5%	532.8	518.6	3%
Operating margin	22.4%	23.1%	-70 bps	20.3%	20.4%	-10 bps
Income from continuing operations	257.7	255.5	1%	385.4	395.6	(3)%
Diluted EPS	6.36	5.87	8%	9.43	8.97	5%

Adjusted EBITDA	412.0	389.3	6%	646.6	627.7	3%
Adjusted EBITDA margin	26.2%	26.9%	-70 bps	24.7%	24.7%	0 bps
Adjusted EPS	7.03	6.27	12%	10.64	9.85	8%
Second Quarter 2026 Segment Highlights
Carlisle Construction Materials ("CCM")
•CCM revenue increased 8% (8% organic) to a record $1,181 million, driven by strong volume growth from continued execution of strategic initiatives and solid re-roofing demand, partially offset by continued softness in commercial new construction activity.
•CCM operating income increased 4% to $338 million, and adjusted EBITDA increased 5% to $363 million, reflecting an adjusted EBITDA margin of 30.7%, down 90 basis points year-over-year, as higher volumes, Carlisle Operating System productivity gains and cost controls were more than offset by elevated raw material and freight cost inflation that outpaced pricing realization in the quarter.
Carlisle Weatherproofing Technologies ("CWT")
•CWT revenue increased 10% (8% organic) to $389 million, as share gains more than offset continued softness in residential and non-residential new construction end markets.
•CWT operating income decreased 2% to $42 million, and adjusted EBITDA increased 5% to $74 million, reflecting an adjusted EBITDA margin of 19.0%, down 90 basis points year-over-year. This margin decrease reflects the impact of raw material and freight cost inflation, partially offset by the ongoing benefit of operational improvements, including the consolidation of our manufacturing footprint and the expansion of our in-house expanded polystyrene resin capacity.
Cash Flow
•For the six months ended June 30, 2026, cash provided by operating activities was $197 million, and free cash flow from continuing operations was $130 million.
•During the six months ended June 30, 2026, we invested $70 million in capital expenditures. We also returned $590 million to shareholders through $500 million of share repurchases and $90 million of dividends.
•As of June 30, 2026, we had $665 million in cash and cash equivalents and $1.0 billion available under our revolving credit facility.
2026 Outlook
•FY 2026 consolidated revenues up mid-single-digit percentage year-over-year
◦CCM up mid-single-digit percentage year-over-year
◦CWT up mid-single-digit percentage year-over-year
•FY 2026 adjusted EBITDA margins flat

Conference Call and Webcast
Carlisle will discuss second quarter 2026 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 833-461-5787
International: 626-884-3620
Conference ID: 676 942 549
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about our expectations, plans, objectives, future financial performance and other matters that are not historical facts. You can identify these forward-looking statements by our use of words such as "anticipate," "believe," "continues," "estimate," "expect," "forecast," "foresee," "intends," "may," "plans," "project," "pursue," "should," "will" and similar expressions. We cannot guarantee that any forward-looking statement will be realized, although we believe that we have been prudent in our plans, estimates and assumptions. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties and to assumptions that may prove to be inaccurate. It is possible that our future performance may differ materially from current expectations expressed in, or implied by, these forward-looking statements due to a variety of factors, including:
•increasing price and product/service competition by foreign and domestic competitors, including new entrants;
•significant reliance on our key customers;
•damage to, or prolonged disruption of, our manufacturing facilities;
•technological developments and changes;
•the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;
•our mix of products/services;
•increases in raw material costs that cannot be recovered in product pricing;
•domestic and foreign governmental and public policy changes including environmental and industry regulations;
•the ability of our customers to maintain appropriate labor levels under U.S. immigration laws, policies and practices;
•the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments;
•threats associated with, and efforts to combat, terrorism;
•protection and validity of patent and other intellectual property rights;
•the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions;
•the cyclical nature of our businesses;
•the impact of information technology, cybersecurity, artificial intelligence or data security breaches at our businesses or third parties;
•the outcome of pending and future litigation, including product liability claims, and governmental proceedings;
•general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation, interest rate and currency exchange rate fluctuations, and tariffs;
•any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East; and
•the other factors discussed in the reports we file with, or furnish to, the Securities and Exchange Commission from time to time.

Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time, and it is not possible for us to predict all of those factors, nor can we assess the impact of each of those factors on the business.
Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue, and free cash flow that are not recognized under GAAP. Management believes that adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Carlisle is not providing reconciliations for forward-looking non-GAAP financial measures because Carlisle does not provide GAAP financial measures on a forward-looking basis as Carlisle is unable to predict with reasonable certainty the ultimate outcome of adjusted items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Carlisle's financial results computed in accordance with GAAP.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.
*EPS referenced in this release is from continuing operations unless otherwise noted.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2026	2025	2026	2025
Revenues	$1,570.3	$1,449.5	$2,622.4	$2,545.3

Cost of goods sold	1,001.9	908.4	1,690.8	1,618.5
Selling and administrative expenses	199.3	196.9	371.1	390.9
Research and development expenses	11.4	11.1	23.5	21.8
Other operating expense (income), net	5.2	(1.9)	4.2	(4.5)
Operating income	352.5	335.0	532.8	518.6
Interest expense	27.4	14.7	55.7	29.5
Interest income	(6.6)	(1.4)	(15.5)	(7.8)
Other non-operating expense (income), net	(2.0)	(1.9)	(4.3)	(1.7)
Income from continuing operations before income taxes	333.7	323.6	496.9	498.6
Provision for income taxes	76.0	68.1	111.5	103.0
Income from continuing operations	257.7	255.5	385.4	395.6
Income (loss) from discontinued operations	(2.5)	0.3	(2.5)	3.5
Net income	$255.2	$255.8	$382.9	$399.1

Basic earnings per share attributable to common shares:
Income from continuing operations	$6.39	$5.92	$9.49	$9.05
Income (loss) from discontinued operations	(0.06)	0.01	(0.06)	0.08
Basic earnings per share	$6.33	$5.93	$9.43	$9.13

Diluted earnings per share attributable to common shares:
Income from continuing operations	$6.36	$5.87	$9.43	$8.97
Income (loss) from discontinued operations	(0.06)	0.01	(0.06)	0.08
Diluted earnings per share	$6.30	$5.88	$9.37	$9.05

Average shares outstanding:
Basic	40.2	43.0	40.5	43.6
Diluted	40.5	43.4	40.8	44.0

Dividends declared and paid per share	$1.10	$1.00	$2.20	$2.00

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in millions)	2026	2025
Net cash provided by (used in) operating activities	$197.1	$288.9

Investing activities:
Acquisitions, net of cash acquired	—	(108.1)
Capital expenditures	(70.0)	(57.8)
Other investing activities, net	0.3	—
Net cash provided by (used in) investing activities	(69.7)	(165.9)

Financing activities:
Repurchases of common stock	(500.0)	(700.0)
Dividends paid	(90.1)	(88.3)
Proceeds from exercise of stock options	42.6	8.8
Withholding tax paid related to stock-based compensation	(11.6)	(13.3)
Other financing activities, net	(14.7)	(16.1)
Net cash provided by (used in) financing activities	(573.8)	(808.9)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(0.4)	0.8
Change in cash and cash equivalents	(446.8)	(685.1)
Cash and cash equivalents at beginning of period	1,112.1	753.5
Cash and cash equivalents at end of period	$665.3	$68.4

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	June 30, 2026	December 31, 2025
Cash and cash equivalents	$665.3	$1,112.1
Long-term debt, including current portion	2,889.9	2,886.4
Total stockholders' equity	1,617.2	1,795.4

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenues excluding revenue from acquisitions completed within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,
(in millions, except percentages)	CSL		CCM		CWT
2025 Revenues (GAAP)	$1,449.5		$1,095.6		$353.9
Organic	114.4	7.9%	84.6	7.7%	29.8	8.4%
Acquisitions	4.3	0.3%	—	—%	4.3	1.2%
FX impact	2.1	0.1%	1.1	0.1%	1.0	0.3%
Total change	120.8	8.3%	85.7	7.8%	35.1	9.9%
2026 Revenues (GAAP)	$1,570.3		$1,181.3		$389.0

	Six Months Ended June 30,
(in millions, except percentages)	CSL		CCM		CWT
2025 Revenues (GAAP)	$2,545.3		$1,894.1		$651.2
Organic	59.4	2.3%	38.4	2.0%	21.0	3.2%
Acquisitions	8.5	0.3%	—	—%	8.5	1.3%
FX impact	9.2	0.4%	6.9	0.4%	2.3	0.4%
Total change	77.1	3.0%	45.3	2.4%	31.8	4.9%
2026 Revenues (GAAP)	$2,622.4		$1,939.4		$683.0

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow (defined as net cash provided by operating activities less capital expenditures) is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net cash provided by (used in) operating activities (GAAP)	$241.8	$287.1	$197.1	$288.9
Less: Operating cash flow from discontinued operations	(2.5)	0.3	(2.5)	3.5
Operating cash flow from (used in) continuing operations	244.3	286.8	199.6	285.4
Capital expenditures (GAAP)	(41.7)	(28.8)	(70.0)	(57.8)
Free cash flow from (used in) continuing operations	$202.6	$258.0	$129.6	$227.6

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT") (defined as net income excluding income/loss from discontinued operations, interest expense, interest income, and provision for income taxes), adjusted EBIT (defined as EBIT excluding gains/losses and costs from acquisitions, dispositions, restructuring, impairment, casualty losses and insurance recoveries, legal settlements, pension settlements, and debt extinguishment), adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") (defined as adjusted EBIT excluding depreciation and amortization) and adjusted EBITDA margin (defined as adjusted EBITDA divided by total revenues) are intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle's businesses and evaluate Carlisle's performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except percentages)	2026	2025	2026	2025
Net income (GAAP)	$255.2	$255.8	$382.9	$399.1
Less: Income from discontinued operations (GAAP)	(2.5)	0.3	(2.5)	3.5
Income from continuing operations (GAAP)	257.7	255.5	385.4	395.6
Provision for income taxes	76.0	68.1	111.5	103.0
Interest expense	27.4	14.7	55.7	29.5
Interest income	(6.6)	(1.4)	(15.5)	(7.8)
EBIT	354.5	336.9	537.1	520.3
Non-comparable (gains) / losses and costs related to:
Acquisitions	0.3	2.5	0.7	9.3
Dispositions	(0.1)	(0.2)	—	(0.1)
Restructuring	6.0	1.5	8.4	1.6
Casualty losses and insurance recoveries	0.6	—	0.6	—
Legal settlements	2.0	0.3	1.9	0.5
Pension settlements	—	(0.6)	—	(0.6)
Total non-comparable items	8.8	3.5	11.6	10.7
Adjusted EBIT	363.3	340.4	548.7	531.0
Depreciation	18.6	18.4	37.4	36.1
Amortization	30.1	30.5	60.5	60.6
Adjusted EBITDA	$412.0	$389.3	$646.6	$627.7
Divided by:
Total revenues	$1,570.3	$1,449.5	$2,622.4	$2,545.3
Adjusted EBITDA margin	26.2%	26.9%	24.7%	24.7%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
(in millions)	CCM	CWT	Corporate	CCM	CWT	Corporate
Operating income (loss) (GAAP)	$338.1	$41.8	$(27.4)	$323.8	$42.5	$(31.3)
Non-operating expense (income), net	0.1	(0.2)	(1.9)	(0.4)	0.2	(1.7)
EBIT	338.0	42.0	(25.5)	324.2	42.3	(29.6)
Non-comparable (gains) / losses and costs related to:
Acquisitions	—	0.2	0.1	—	0.9	1.6
Dispositions	—	(0.1)	—	(0.1)	(0.2)	0.1
Restructuring	1.7	4.3	—	—	1.5	—
Casualty losses and insurance recoveries	—	0.6	—	—	—	—
Legal settlements	0.4	1.6	—	—	0.3	—
Pension settlements	—	—	—	—	—	(0.6)
Total non-comparable items	2.1	6.6	0.1	(0.1)	2.5	1.1
Adjusted EBIT	340.1	48.6	(25.4)	324.1	44.8	(28.5)
Depreciation	13.8	4.6	0.2	13.0	5.0	0.4
Amortization	9.1	20.9	0.1	9.2	20.8	0.5
Adjusted EBITDA	$363.0	$74.1	$(25.1)	$346.3	$70.6	$(27.6)
Divided by:
Total revenues	$1,181.3	$389.0	$—	$1,095.6	$353.9	$—
Adjusted EBITDA margin	30.7%	19.0%	NM	31.6%	19.9%	NM

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
(in millions, except percentages)	CCM	CWT	Corporate	CCM	CWT	Corporate
Operating income (loss) (GAAP)	$522.1	$59.1	$(48.4)	$518.6	$58.7	$(58.7)
Non-operating expense (income), net	0.2	(0.3)	(4.2)	(0.5)	0.2	(1.4)
EBIT	521.9	59.4	(44.2)	519.1	58.5	(57.3)
Non-comparable (gains) / losses and costs related to:
Acquisitions	—	0.4	0.3	—	5.3	4.0
Dispositions	—	—	—	(0.1)	(0.1)	0.1
Restructuring	2.8	5.6	—	—	1.6	—
Casualty losses and insurance recoveries	—	0.6	—	—	—	—
Legal settlements	0.5	1.4	—	—	0.5	—
Pension settlements	—	—	—	—	—	(0.6)
Total non-comparable items	3.3	8.0	0.3	(0.1)	7.3	3.5
Adjusted EBIT	525.2	67.4	(43.9)	519.0	65.8	(53.8)
Depreciation	27.2	9.7	0.5	25.6	9.7	0.8
Amortization	18.5	41.8	0.2	18.2	41.4	1.0
Adjusted EBITDA	$570.9	$118.9	$(43.2)	$562.8	$116.9	$(52.0)
Divided by:
Total revenues	$1,939.4	$683.0	$—	$1,894.1	$651.2	$—
Adjusted EBITDA margin	29.4%	17.4%	NM	29.7%	18.0%	NM

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$255.2	$6.30		$255.8	$5.88
Less: Income from discontinued operations (GAAP)		(2.5)	(0.06)		0.3	0.01
Income from continuing operations (GAAP)		257.7	6.36		255.5	5.87
Non-comparable (gains) / losses and costs related to:
Acquisitions	0.3	0.2	—	2.5	1.9	0.04
Dispositions	(0.1)	(0.1)	—	(0.2)	(0.1)	—
Restructuring	6.0	4.6	0.11	1.5	1.1	0.02
Casualty losses and insurance recoveries	0.6	0.4	0.01	—	—	—
Legal settlements	2.0	1.5	0.04	0.3	0.2	0.01
Pension settlement	—	—	—	(0.6)	(0.4)	(0.01)
Acquisition-related amortization(3)	28.8	22.2	0.55	28.5	21.8	0.50
Discrete tax items(4)	—	(1.4)	(0.04)	—	(6.8)	(0.16)
Total adjustments		27.4	0.67		17.7	0.40
Adjusted net income		$285.1	$7.03		$273.2	$6.27
(1)The impact to net income reflects the tax effect of noted items, which is calculated at a blended tax rate based on Carlisle's operations and the jurisdictions in which we operate.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, excess tax benefits from stock compensation, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$382.9	$9.37		$399.1	$9.05
Less: Income from discontinued operations (GAAP)		(2.5)	(0.06)		3.5	0.08
Income from continuing operations (GAAP)		385.4	9.43		395.6	8.97
Non-comparable (gains) / losses and costs related to:
Acquisitions	0.7	0.5	0.01	9.3	7.1	0.16
Dispositions	—	—	—	(0.1)	—	—
Restructuring	8.4	6.5	0.16	1.6	1.2	0.03
Casualty losses and insurance recoveries	0.6	0.4	0.01	—	—	—
Legal settlements	1.9	1.5	0.04	0.5	0.4	0.01
Pension settlement	—	—	—	(0.6)	(0.4)	(0.01)
Acquisition-related amortization(3)	57.6	44.3	1.08	56.9	43.4	0.98
Discrete tax items(4)	—	(3.8)	(0.09)	—	(12.6)	(0.29)
Total adjustments		49.4	1.21		39.1	0.88
Adjusted net income		$434.8	$10.64		$434.7	$9.85
(1)The impact to net income reflects the tax effect of noted items, which is calculated at a blended tax rate based on Carlisle's operations and the jurisdictions in which we operate.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.